CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(D) of the Securities Exchange Act

                                 March 14, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                           Axiom Pharmaceuticals, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

       Nevada                          333-36522              75-2853946
(State or Other Jurisdiction    (Commission File Number)   (IRS Employer
  of Incorporation)                                          Identification No.)

                            US Representative Office
                               8324 Delgany Avenue
                             Playa Del Rey, CA                  90293
               (Address of Principal Executive Offices)      (Zip Code)

                                 (310) 301-7728
                              (310) 301-7748 (FAX)
              (Registrant's Telephone Number, Including Area Code)

                       Wickliffe International Corporation
                              709-B West Rusk #580
                               Rockwall, TX 75087
                        (Former Name and Former Address)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT


This Current Report on Form 8-K/A amends and restates in its entirety our Form 8-K/A previously filed on May 30, 2003, in order to correct the disclosure of beneficial ownership of our shares held by Officers, Directors and 5% or greater shareholders set forth therein.

On March 14, 2003, we completed a Share Exchange (the "Share Exchange ") with Werke Pharmaceuticals, Inc. ("Werke"), a Delaware corporation formed to develop and finance the growth of Chinese based pharmaceutical companies. As a result of the Share Exchange, Werke became our wholly owned subsidiary. The shareholders of Werke now own the majority of our voting stock. To accomplish the Share Exchange, we issued an aggregate of 11,420,000 shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Werke from the shareholders of Werke (the "Werke Shareholders"). The shares issued to the Werke Shareholders were issued to 25 US accredited investors pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and to 33 non-U.S. persons pursuant to a claim of exemption under Regulation S promulgated under the Securities Act.

Pursuant to the terms of the Amended and Restated Share Exchange Agreement dated as of December 12, 2002 (the "Share Exchange Agreement"), the board of directors and officers of Werke have been appointed as our directors and officers and Charles Smith has resigned as a director and as our president, chief executive officer, chief financial officer, and secretary. Also pursuant to the terms of the Share Exchange Agreement, Charles Smith, the owner of 1,000,000 shares (59.9%) of our common stock prior to the Share Exchange, agreed to cancel 242,500 shares to treasury.

Immediately following the completion of the Share Exchange, we had 12,846,680 shares of Common Stock issued and outstanding. The Share Exchange provided Werke shareholders with approximately 88.89% of our issued and outstanding voting shares as of the date Share Exchange. The Share Exchange does not require the approval of our shareholders. A copy of the Share Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein.1 The foregoing description is modified by such reference.

As a result of the transaction with Werke and the related issuance of 11,420,000 shares of our Common stock to Werke shareholders, the following persons are known to own 5% or more of our Voting Stock:

NAME AND ADDRESS*                          NUMBER OF SHARES(1)        PERCENT(1)

Ms. Wang Wei Shi                             6,427,000 (2)             49.12%
46 Wen An Road
Building 4, 5th Floor
Shenyang, Liaoning, China 110003

Douglas C. MacLellan                           625,000 (3)              4.77%
8324 Delgany Avenue
Playa Del Rey, California 90293

Byrle Lerner                                 1,000,000                  7.64%
2904 Via Campesina
Palo Verdes Estates, CA 90274

That Ngo PhD.                                  564,000(5)               4.31%
8324 Delgany Avenue
Playa Del Rey, California 90293

Xian Fen Guo                                        0                   0.0%
Tadong District
Dormitory No. 201, Building 71, Room 24
Shenyang, Liaoning, China

Mark Elenowitz                                 253,940(4)              1.94%
15245 Shady Grove Road, Ste 400
Rockville, Maryland 20850

Tom Wang                                       500,000                 3.82%
1555 Bradbury Road
San Marino, California 91108



All directors and officers                   9,369,940                71.62%
as a group (6 persons)


* Included in this table are persons who may not own 5% of our outstanding Voting Stock but who currently hold positions as our officers or directors.

     (1) Percentages listed herein are based on 13,081,680 shares of our Common Stock issued and outstanding on the date of this filing.

     (2) In addition to the 3,517,000 shares of our Common Stock that she owns personally, 2,910,000 are owned by members of Wang Wei Shi's immediate family.

     (3) In addition to 475,400 shares of our Common Stock that he owns personally, Mr. MacLellan is a one hundred (100%) percent shareholder of The MacLellan Group, Inc., which owns 90,000 shares (.068%) of our Common Stock and a sixty (60%) percent shareholder of Broadband Access Market Space, LTD, which owns 100,000 (.07%) of our Common Stock. Therefore, Mr. MacLellan beneficially owns a total 625,000 shares of our Common Stock as a result of his direct ownership and his ownership of The MacLellan Group, Inc., and Broadband Access Market Space, Ltd.


------------------

1 Section 3(l) of the Share Exchange Agreement and Schedule 6(g) to the Share Exchange Agreement were modified at closing with the consent of all parties. The as modified Share Exchange Agreement is attached hereto.

     (4) Mr. Elenowitz is a one hundred (100%) percent shareholder of MHE, Inc., which owns 10,400 (.0015%) of our Common Stock directly and is also a forty percent (40%) member of TriPoint Capital Holdings, LLC, which owns 548,850 shares of our Common Stock. In addition, Mr. Elenowitz is the beneficial owner of 24,000 shares of our Common Stock through Investor Communications Company, LLC, which owns 24,000 shares of our Common Stock. Therefore, Mr. Elenowitz beneficially owns 253,940 shares of our Common Stock as a result of his personal holdings, his ownership of MHE, Inc. and his membership interest in TriPoint Capital Holdings, LLC.

     (5) In addition to the 310,000 shares of our Common Stock that he owns personally, 254,000 are owned by members of That Ngo's immediate family.



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

As a result of the Share Exchange, we acquired 100% ownership of Werke Pharmaceuticals, Inc. ("Werke").

BACKGROUND OF WERKE

Werke was formed for the purpose of developing and financing the growth of Chinese-based pharmaceutical companies serving China's burgeoning economy and population. In 2001, WERKE and Shenyang Tianwei Pharmaceutical Factory ("STPF"), a Chinese Corporation, formed a Sino-foreign equity joint venture in order to finance and expand Shenyang Tianwei Werke Pharmaceutical Co. Ltd. ("STWP), an existing northern China-based pharmaceutical manufacturing and sales company. Formerly, through the joint venture structure, 55% of STWP was owned by STPF and 45% was owned by WERKE. On December 9, 2002, STPF exercised its right, under the terms of the joint venture, to convert its interest in STWP into equity in WERKE so that WERKE now owns 100% of STWP.

STWP is located in the City of Shenyang, in the Province of Liaoning, China. STWP and its predecessor company Shenyang Tianwei Pharmaceutical Factory, Ltd. ("STPF") have an operating history of approximately 10 years. STWP historically has been a manufacturer and distributor of proprietary and generic pharmaceutical products, which include injectables, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales. As part of a broad based corporate development strategy, the original Shenyang plant has been decommissioned and is anticipated to be contributed to a city sponsored commercial/residential real estate development. The Shenyang plant was decommissioned in 2002 due to the significant growth of the population of Shenyang, where the surrounding area changed from a city edge industrial area to a city-center non-industrial urban residential neighborhood. STWP currently utilizes two key third party OEM pharmaceutical plants to produce all of its products.

STWP operates in both the Over the Counter ("OTC") and the prescription pharmaceutical products market segments. According to Amaroq Capital, LLC2, the Chinese OTC market is estimated to be approximately US$2.3 billion in 2000. OTC sales in China represent 10-15 percent of the total synthetic drug market (including imported, JV and domestic products). However, in selected urban centers, the OTC market represents approximately 30 percent. Based on the high growth rates over the past decade, averaging at 20 percent a year, it is anticipated that Chinese OTC market will reach approximately US$5 billion in 2004, and US$ 7 billion in 2007. The drivers for this include the consumer's increased confidence in self-medicating, the expansion of retail distribution through chain pharmacies and independent pharmacies, and legislation that supports off-budget sales of OTC products, while at the same time, reducing the retail prices for medications sold by prescription, tax reform increasing the tax deductible expenditure for advertising, improved distribution and supply chain management.

Our vision is for STWP to become a premier China-based US GMP3 pharmaceutical manufacturer and distributor targeting and penetrating the markets of China, Hong Kong, Taiwan, Korea, The Philippines, Indonesia, Malaysia, Singapore and


------------------
2 Amaroq Capital, LLC is an independent consultant that has been engaged by Werke to prepare a valuation analysis of STPF. Under the terms of Amaroq's engagement, Amaroq was paid $4,000 by Werke for preparation of the analysis. Also, on May 1, 2003, we entered into an agreement with Amaroq whereby Amaroq will provide six months of consulting services to us in consideration for the payment of an additional $10,000 and the issuance 40,000 shares of our restricted Common Stock.
3 GMP refers to the Good Manufacturing Practice Regulations promulgated by the US Food and Drug Administration under the authority of the Federal Food, Drug and Cosmetic Act. These regulations, which have the force of law, require that manufacturers, processors, and packagers of drugs, medical devices, some food, and blood take proactive steps to ensure that their products are safe, pure, and effective. GMP regulations require a quality approach to manufacturing, enabling companies to minimize or eliminate instances of contamination, mix-ups, and errors. This in turn, protects the consumer from purchasing a product, which is not effective or even dangerous. Failure of firms to comply with GMP regulations can result in very serious consequences including recall, seizure, fines, and jail time.

Thailand. The growth plan includes expanding the breadth of the existing product line with new pharmaceutical products licensed from North America and Europe.
STWP intends to locate a new US GMP plant in a special economic zone in Shenyang. We believe this growth strategy, coupled with the existing facility's history, will provide increased revenues, greater gross profit margins and higher net profits. Werke will augment this strategy by providing strategic planning, North American-based management and financial controls, North American product licensing expertise, international market development activities, North American corporate governance, and US GMP standardization compliance advice. After the Company achieves US GMP standardization, the Company intends to expand its marketing and sales reach to cover exports to North America, Asia-Pacific, Africa and Europe. In addition, the Company plans to actively seek and engage, foreign ethical drug marketers that are searching for low cost manufacturers for their high demand medications.

We intend to pursue this vision using four major initiatives: (a) the construction of new facilities that meet US GMP standards; (b) the continuation and expansion of existing successful manufacturing and regional marketing strategies in China and the Asia-Pacific region; (c) the enlargement of existing product lines by licensing U.S. and European based high quality, high margin, ethical and OTC pharmaceutical products for sale in Asia-Pacific; and (d) the development of a unique family of OTC pharmaceutical and products for sale in North America.

                                  RISK FACTORS

Our securities involve a high degree of risk. You should consider the following factors in addition to other information provided herein.

Competition. We compete with many domestic and international companies in our global markets. Many of our competitors are larger and more highly capitalized, with greater name recognition than ourselves. We compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded.

Dependence on Key Existing and Future Personnel. Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business plan is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require not only a strong background in our industry but a familiarity with language and culture in the markets in which we compete. We cannot assure that we will be able to successfully attract and retain key personnel.

Dependence on Future Financings. Although we anticipate having cash flow positive operations, additional capital is required to pursue the following initiatives: (a) the construction of new facilities that meet US GMP standards;
(b) the continuation and expansion of existing successful manufacturing and regional marketing strategies in China and the Asia-Pacific region; (c) the enlargement of existing product lines by licensing U.S. and European based high quality, high margin, ethical and OTC pharmaceutical products for sale in Asia-Pacific; and (d) the development of a unique family of OTC pharmaceutical and products for sale in North America. There can be no assurance that additional capital will be raised and or will be sufficient to underwrite the costs associated with these four initiatives. Furthermore there can be no assurance that if these four initiatives are underwritten, that they will further enhance our profitability.

Reliance on Third Parties for Supply and Manufacture of Products. Third parties manufacture all of our products. We do not currently have manufacturing facilities, personnel or access to raw materials to independently manufacture our products. Except for any contractual rights and remedies, which we may have with our manufacturers, we have no control over the availability of our products, their quality or cost. If for any reason, we are unable to obtain or retain third party manufacturers on commercially acceptable terms, we may not be able to distribute our products as planned. If we encounter delays or difficulties with contract manufacturers in producing or packaging our products, the distribution, marketing and subsequent sales of these products would be adversely affected, and we may have to seek alternative sources of supply or abandon or sell product lines on unsatisfactory terms. We may not be able to enter into alternative supply arrangements on commercially acceptable rates, if at all. There can be no assurance that the manufacturers that we have engaged will be able to provide sufficient quantities of these products or that the products supplied will meet with our specifications. In addition, production of the Company's products may require raw materials for which the sources and quantities are limited. An inability to obtain adequate supplies of raw materials could significantly delay development, regulatory approval and marketing of our products.

Dependence of Third Party Distributors. We currently utilize several third party distributors to distribute our products throughout China. If for any reason, we are unable to obtain or retain third party distributors on commercially acceptable terms, we may not be able to distribute our products as planned. If we encounter delays or difficulties with contract distributors, the distribution, marketing and subsequent sales of these products would be adversely affected, and we may have to seek alternative sources of distribution or abandon or sell product lines on unsatisfactory terms. We may not be able to enter into alternative distribution arrangements on commercially acceptable rates, if at all. There can be no assurance that the distributors that we have engaged will be able to provide sufficient distribution of our products in order for us to meet our current or future obligations to our customers.

General Regulations. The pharmaceutical industry is relatively new in the emerging markets of China that we are targeting, and the manner and extent to which it is regulated in these geographical areas is evolving. Changes in the laws or new interpretations of existing laws may have a significant impact on our methods and our costs of doing business. We will be subject to varying degrees of regulation and licensing by governmental agencies in China. There can be no assurance that the future regulatory, judicial and legislative changes will not have a material adverse effect on us, that regulators or third parties will not raise material issues with regard to us or our business' compliance or non compliance with applicable regulations or that any changes in application laws or regulations will not have a material adverse effect on us or any of our ventures.

Government Policy. We may experience barriers to conducting business due to Governmental Policy. The State Drug Administration ("SDA") set up a classification administrative system in 1999 for prescription and OTC drugs. Since then, the SDA has issued a series of guidelines on interpretation of the new classification system, on labeling, usage instructions, and packaging of OTC products.

Capital Outflow Policies. China, the country in which we operate our business has adopted currency and capital transfer regulations. Additionally, other countries in which we plan to conduct business may have similar regulations. These regulations may require certain licenses for the movement of capital. There can be no assurance that all income earned and proceeds received in connection with our operations may be remitted abroad. In some countries only amounts earned in hard currency may be remitted, and we may experience difficulty in obtaining prompt conversion of local currency income into hard currency.

Obstacles in Communist Countries. Foreign companies conducting operations in China face significant political, economic, legal risks. The Communist regime in China, including a stifling bureaucracy, may hinder Western investment. Another obstacle to foreign investment is corruption. There is no assurance that we will be able to obtain recourse, if desired, through China's poorly developed and often corrupt judicial systems.

Adequacy  of  Management,   Legal  and  Financial   Controls  in  China.   China
historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Dependence on Certain Local Parties; Absence of Control. Our operations may become substantially dependent on our local partners to provide marketing expertise and knowledge of the local regulatory environment in order to facilitate the acquisition of necessary licenses and permits. Any failure to form or maintain alliances with local partners, or the preemption of disruption of such alliances by our competitors or otherwise, could adversely affect our ability to penetrate and compete successfully in the Chinese marketplace. In addition, in the uncertain legal environments in China, our business may be vulnerable to local government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate, their agreements or other understandings with us.

Trade Barriers and Taxes. We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In additions, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax ("VAT"). The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not have an adverse effect on our finances and operations.

Impact of World Trade Organization. As a result of China's recent accession to the World Trade Organization in January 2003, China has announced its plans to begin reducing trade barriers on pharmaceutical products and to enact a new patent regime. China has agreed that foreign companies will be allowed to import most products including pharmaceuticals into any part of China. Current trading rights and distribution restrictions are to be phased out over a three-year period, after accession. In the sensitive area of Intellectual Property Rights ("IPR's"), China has agreed to implement the trade-related intellectual property agreement of the Uruguay Round upon accession to the WTO. Although these changes to China's regulation of its pharmaceuticals market present expanded opportunities to our business, such changes may also lead to increased competition from larger and better capitalized foreign competitors.

The recent outbreak of Severe Acute Respiratory Syndrome (SARS) may adversely impact our operations and the operations of our contract manufacturers and distributors. The SARS outbreak has been most notable in Asia, in particular China, Singapore and Vietnam. Our principal administrative, sales, marketing and production development facilities are located in Northern China and the operations of all of our contract manufacturers and distributors are located in China, as well. The development, manufacture, marketing and distribution of the our pharmaceutical products could suffer if a significant number of our employees or the employees of our contract manufacturers or distributors contract SARS or otherwise are unable to fulfill their responsibilities. In addition, while we possess technology that would allow us to develop and market products with minimal travel to or from Asia, our business could also be harmed if travel to or from Asia and the United States is restricted or inadvisable. Because of our relatively small size, many of our competitors may be better able to withstand the adverse impact to their business resulting from the SARS outbreak.


You should note that this report contains certain "forward-looking statements," including without limitation, statements containing the words "believes," anticipates," expects," "intends," "plans," "should," "seeks to," and similar words. You are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the risk factors set forth herein. The accompanying information contained in this report identifies important factors that could cause such differences


                                   COMPETITION

The pharmaceutical industry is highly competitive. We compete with many domestic and international companies in our global markets. Many of our competitors are larger and more highly capitalized, with greater name recognition than ourselves. We compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded.

Despite recent strong growth and great future market potential, China's pharmaceutical companies are facing a number of problems. In the words of the State Economic and Trade Commission ("SETC") officials, Chinese companies are "numerous, small, scattered, disordered and of poor quality." Of the thousands of Chinese pharmaceutical companies operating across the country, 60 leading companies produce 33% of the revenues and generate 70% of the profits of the entire industry.

Foreign pharmaceutical companies have a large presence in China with almost all of the leading international drug manufacturers now being represented. By the end of 1999, there were over 1,800 joint ventures, representing a total investment of US $1.5 billion. In fact, about 40% of Chinese pharmaceutical companies have joint venture projects with foreign companies. The large presence of foreign joint ventures, however, is a result of strict restrictions on direct imports of foreign drugs into China. Imports of pharmaceuticals are restricted by price considerations, strict import regulations and complex licensing procedures. Production by foreign companies is only encouraged when domestic manufacturing is impossible or of a low standard, or where domestic companies cannot meet demand. With China's accession to the WTO in January 2003, however, such restrictions on imports and production by foreign companies may be eased as China implements its planned easing of regulation and its new patent regime which could result in increased competition to our business by larger better capitalized non-Chinese competitors.

                                    PRODUCTS

We currently employ only 4 of the 43 various permitted and licensed formulas we have the right to manufacture and distribute in China. These four formulas are as follows:

Asarone is indicated for bronchial infection and bronchial constriction (pediatric indication a complication of pediatric asthma. According to Amaroq Capital, LLC, the urban prevalence rate for Pediatric asthma (children under age 12 is approximately 25%), The urban prevalence rate for Pediatric asthma (teenagers age 13-18 is approximately 12%). The urban incidence rate is approximately 4,000 per million population (all ages).

Weifukang is an antiseptic cream for cleansing for acne, and for relieving the symptoms of eczema, psoriasis and for irritations such as contact dermatitis. According to Amaroq Capital, LLC, skin treatment requirements are a major indication in China, ranking amongst the top 3 OTC indications for all ages. Approximately 200,000 per million population use antiseptic skin creams at least once per year.

Cefalexine is a broad spectrum antibiotic, it is an old product in a competitive category. Cefalexine is promoted for multiple indications by the many companies selling in this category.

Norfloxacin is a medium spectrum antibiotic, its primary positioning is for gastric and urinary infection. According to Amaroq Capital, LLC, the urban incidence rate for gastric and urinary infection is approximately 300,000 per million population in urban. Most people view gastric infection as an illness that can be treated through self medication.

                                    EMPLOYEES

We currently employee 1 part time employee in our US based headquarters and 20 full time and no part time employees at our production facilities located at
F.3004 Sankei Torch Bldg, 262A Shifu Road, Shenyang City, Liaoning Province, Peoples Republic of China. We may hire additional employees on a part time or independent contractor basis in connection with certain projects in China. We do not intend to hire additional US employees in the foreseeable future.


                             TRADEMARKS AND PATENTS

STWP and Werke have successfully branded their OTC products in Asia. The value of these brands is not readily determinable.

The State Drug Administration of the Government of China issues the licenses and permits for permission to market and manufacture certain products in the Peoples Republic of China. STPF owned 43 product licenses and permits for permission to market and manufacture certain products in China. In September 2002, STPF transferred these permits and licenses to STWP, which is now a wholly owned subsidiary of Werke. At this time, only four of the 43 licenses are commercialized. See "Products". There can be no assurance that we will be able to commercialize any of the remaining licenses, however, the following is a complete list of the 43 various licenses and permitted products.



Name
----------------------------------
TABLETS
----------------------------------
Tabellae Asarone
----------------------------------
Compoint Sulfamethoxazole
----------------------------------
Tabellae Amidopyririni Et Caffeini
----------------------------------
Pharacetamol
----------------------------------
Amidopyrini Et Paracetamoli
Compositae
----------------------------------
Metamizole Sodium
----------------------------------
Tabellae Acidi Acetysalicylici
Compositae
----------------------------------
Erythromycin
----------------------------------
Erthromycin Ethylsuccinate
----------------------------------
Acetylspiramycini
----------------------------------
Inosini
----------------------------------
Chloramphenicol
----------------------------------
Berberine Hydrochloride
----------------------------------
Fenofibrate
----------------------------------
Meleumycin
----------------------------------
Tabellae Natril Bicarbonatis Cum
Rheo Et Gentiana
----------------------------------
Tabellae Acetamidopyrrolidoni
----------------------------------
Vitamin C
----------------------------------
Cyproheptadine Hydrochloride
----------------------------------
Arsoer Tabellae for Common Cold
----------------------------------
Atenolol
----------------------------------
Lid Tabellae for
Stomach-Regulating
----------------------------------
Glucosum Pro Orale
----------------------------------
CAPSULE
----------------------------------

Norfloxacin
----------------------------------
Norflaxacin
----------------------------------
Ke Kuai Hao for treating Cough
----------------------------------
Fu Pai Shuan
----------------------------------
Nifedipine
----------------------------------
Tolperisoni Hydrochloridi
----------------------------------
Cefalexini Compositum
----------------------------------
Rifampicin
----------------------------------
Indometacin
----------------------------------
Acetamidopyrrolidoni
----------------------------------
Pipemidic Acid
----------------------------------
Paracetamoli Compositae
----------------------------------
Capsules for Removing Erethism
----------------------------------
Albendazol
----------------------------------
Xiaoling for Common Cold
----------------------------------
EXTERNAL MEDICINE
----------------------------------
Weifukang Cream
----------------------------------
Weifukang Cream
----------------------------------
Anti-Chap Skin Cream
----------------------------------
Unguentum Griseofulrini
Compositum
----------------------------------
Unguentum Methylis Salicylatis
Compositum
----------------------------------
Compound Zinc Undecylenate,
Ointment
----------------------------------
Cremor Crotamitoni
----------------------------------
Clycerol
----------------------------------

                                    PROPERTY

Our corporate and United States offices are located at 8324 Delgany Avenue, Playa del Rey, California 90293. We sublease these corporate offices under a verbal lease agreement with The MacLellan Group, Inc. The current rent for the space is $500.00 per month. See Related Party Transactions.

Our principal administrative, sales, marketing, manufacturing and production development facilities are located at No. F.3004 Sankei Torch Bldg, 262A Shifu Road, Shenyang City, Liaoning Province, Peoples Republic of China. The current rent for the space is $2,916.66 per month and our lease expires in October 2007.

                                   LITIGATION

There is no outstanding material litigation in which we are involved and we are unaware of any pending actions or claims against us.

                                   MANAGEMENT

Information as to our directors and officers is as follows:

NAME                          AGE    POSITION(1)
----                          ---    --------
Ms. Wang Wei Shi              45     Chairman
Mr. Douglas C. MacLellan      47     Vice Chairman
That T. Ngo, Ph.D.            59     President/Chief Executive Officer, Director
Xian Fen Guo                  54     Chief Financial Officer
Mark Elenowitz                33     Director
Tom Wang                      53     Director


MS. WANG WEI SHI, CHAIRMAN. Ms. Wang assumed the positions of Chairman of STWP and Vice-Chairman of Werke in December of 2000. >>From 1999 until the formation of STWP, Ms. Wang was Chairman of STPF. Since May 1996 she has also been Chairman of Liaoning Shenda Import and Export Company. From 1984 through 1988 she was the Manager of the Finance Department of the Shenyang Five Mineral Import and Export Company. Ms. Wang attended Beijing University and Shenyang University and studied financial management, accounting and economics.

MR. DOUGLAS C. MACLELLAN, VICE-CHAIRMAN. Mr. MacLellan assumed his positions with Werke in December 2000. Mr. MacLellan is a venture capitalist and business incubation executive. He holds significant expertise in developing and financing Chinese based businesses, particularly in the telecommunications, software and Internet industries. Mr. MacLellan is currently President and CEO of the MacLellan Group, Inc. a privately held business incubator and financial advisory firm since May, 1992. From March 1998 through October 2000 Mr. MacLellan was the co-founder Wireless Electronique, Ltd. ("Welcom"), a China based telecommunications company holding joint venture operations with China Unicom (NASDAQ: CHU) in Yunnan, Inner Mongolia and Ningxia provinces. He is also a co-founder and director of Datalex Corporation, a Canadian based legacy software solution provider since May, 1997. Mr. MacLellan is also a member of the board of directors of AMDL, Inc. (AMEX: ADL), Inc. a publicly-held biotechnology firm. From November 1996 until March 1998, Mr. MacLellan was co-Chairman and Investment Committee member of the Strategic East European Fund. From November 1995 until March 1998 Mr. MacLellan was President, Chief Executive Officer and Director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets. Mr. MacLellan is a former member of the board of directors and co-founder of FirstCom Corporation (NASDAQ: FCLX), an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America (NASDAQ: ATTL) in August 2000. During 1996, he was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation) a majority owned subsidiary of Metromedia International Group, Inc. (AMEX: MMG). From 1993 to 1995, Mr. MacLellan was a Principal and co-founder of Maroon Bells Capital Partners, Inc., a U.S. based merchant bank, which specializes in providing corporate finance services to companies in the international and domestic telecommunications and media industries. He is also former co-founder and director of Great Bear Technology, Inc., a Bulgarian and Californian based multi-media software development company. Mr. MacLellan was educated at the University of Southern California in economics and finance, with advanced training in classical economic theory.

THAT T. NGO, PH.D., PRESIDENT/CEO, DIRECTOR. Dr. Ngo has his positions with Werke and STWP since December 2000. Dr. Ngo brings to WERKE nearly 20 years of experience in biotechnology research and development, general management, manufacturing, marketing and sales. A leading international authority in commercial applications of immunology, enzymology and bioprocessing, Dr. Ngo was President and CEO of AMDL, Inc. a California based medical diagnostics firm. He was previously Chairman and Chief Executive officer of StressGen Biotechnologies Corp. of Victoria, British Columbia, a Canadian bio-pharmaceutical venture, (TSE:SSB). StressGen specializes in cancer immuno-therapy with several drugs in advanced stages of clinical trials. Before that he was founding president, Chief Executive Officer and Chairman of BioProbe International, Inc. until its sale in 1992 to Unisyn Fibertec, Inc. After earning a Ph.D. in biochemistry from the University of Ottawa, Albert Einstein College of Medicine and Clinical Research Institute in Montreal. He was a Senior Research Scientist at Ames Company of Mile Laboratories, Inc. Dr. Ngo has been involved in raising equity funds from both public and private sectors for BioProbe International, Inc., StressGen Biotechnologies Corp. and AMDL, Inc. Dr. Ngo holds several patented inventions which have been licensed to several US and Japanese companies.

XIAN FEN GUO, CHIEF FINANCIAL OFFICER. Ms. Guo has been the Manager of Finance Department of Shenyang Tianwei Pharmaceutical Factory Ltd (STPF), since December 2002. Prior to joining STPF, Ms. Guo was an Accountant of Finance Department of Shenyang Shin Quang Motor and Machinery Company from 1978 to 1981 and was promoted to Chief Accountant in the same Department in1985, a position she held until 2000. She was a bookkeeper for the Food Department of Shenhe District of City of Shenyang during 1968 to 1978. Ms. Guo received training at Liaoning Food Technology Junior College (1964 to 19680) and at the College of Industrial Accountancy of Sheyang University of Telecommunication and Television (1981 to
1984).

MARK ELENOWITZ, DIRECTOR. Mr. Elenowitz is a co-founder and managing director of TriPoint Capital Advisors. He is responsible for the overall corporate development of TriPoint and assisting its clients with high-level financial services and general business development. Mr. Elenowitz is a former Director and President of Image World Media, Inc. (Pink sheet: IMWI), an international media company, specializing in the production and distribution of various media content for worldwide distribution across multiple media platforms such as traditional television, film, and the Internet. In this role he was responsible for the company's overall corporate development and corporate finance. Mr. Elenowitz was Co-Chairman and Managing Director of GroupNow!, Inc. He was charged with developing, sourcing and negotiating acquisitions and strategic partnerships for GroupNow! and its subsidiaries. Mr. Elenowitz integrates a strong, successful entrepreneurial background with extensive financial services and capital markets experience. He is also the senior managing director of Investor Communications Company, LLC (ICC), a national investor relations firm he founded in 1996. Through ICC, Mr. Elenowitz has developed ongoing relationships with other investment banking firms, market makers, and analysts. Mr. Elenowitz has worked with over 30 publicly traded companies providing financial consulting and strategic planning services. Previously, Mr. Elenowitz held Series 7 and 63 licenses as a broker, and held a Series 24 license (Branch Manager) at a regional brokerage firm and also served as Vice President of Sales at a NYSE member firm. Mr. Elenowitz is the recipient of several entrepreneurial awards. He is a graduate of the University of Maryland School of Business and Management, with a Bachelor of Science in Finance.

TOM WANG,  DIRECTOR.  Mr.  Tom Wang is the  President  and  founder  of  Meyyang
International Group Corp. established in 1996. He is responsible for international trade specializing on managing machinery merchandise and various metal products. Previous to Meyyang, Mr. Wong had been working as a manager in both Shenyang Metals & Mineral Import & Export Corporation and Shenyang Machinery Import & Export Corporation beginning in 1979. He was in charged in general office administration, personnel management, contract negotiation, budget planning, and business activities coordination. Mr. Wong holds a master degree in International Finance from Liaoning University and additional degrees from both Beijing Foreign Trade University in 1988 and Shenzhen University in 1984. In addition, he also maintains an Economist license in China.

(1) With the exception of Ms. Guo, who was appointed as the Company's Chief Financial Officer on April 1, 2003, all of the Company's Officers and Directors assumed their positions with the Company upon the completion of the Company's acquisition of Werke on March 14, 2003.

ITEM 5.  OTHER EVENTS

On March 17, 2003, we changed our name from Wickliffe International Corporation to Axiom Pharmaceuticals, Inc. Our name change was approved by written consent of shareholders who owned 59.9 % of our issued and outstanding common stock prior to the completion of the Share Exchange.

Also on March 17, 2003, we amended our Certificate of Incorporation in order to increase our authorized capital stock from 25,000,000 shares of $.001 par value common stock to 50,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. The shares of preferred stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by our Board of Directors, and stated in a resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors. At this time our Board of Directors has not designated any series of preferred stock.

We have not entered into employment agreements with any of our new executive officers and we are not currently paying our executive officers any cash or stock compensation for their services. However, we anticipate that in the future we will enter into employment agreements with our executive officers which will require the payment of cash compensation and incentive based stock compensation in amounts which are competitive with other companies in our industry that are similarly situated to us. Our outside directors are currently entitled to receive fees of $2,500 per month and may in the future be granted incentive based stock compensation as well. Cash fees to be paid to directors have not been paid as of the date of this filing and are currently accruing.

We currently sublease our corporate offices located at 8324 Delgany Avenue, Playa del Rey, California 90293 pursuant to a verbal lease agreement with The MacLellan Group, Inc, a company that is 100% owned by Douglas C. MacLellan. The current rent for the space is $500.00 per month.

Our wholly owned subsidiary, Werke, is party to a consulting agreement with TriPoint Capital Advisors, LLC, a company in which Mark Elenowitz indirectly owns 40%. Pursuant to the terms of the consulting agreement, Werke is required to pay TriPoint a monthly fee of $10,000. Additionally, on May 1, 2002, also pursuant to the terms of its consulting agreement with TriPoint, Werke issued TriPoint 500,000 shares of its common stock, which shares were exchanged pursuant to the terms of the Share Exchange. In addition, Werke is party to a consulting agreement with Investor Communications Company, LLC ("ICC"), a company, which Mr. Elenowitz is a 100% direct and indirect owner. Pursuant to the terms of the consulting agreement, Werke is required to pay ICC a monthly fee of $5,000 and 120,000 shares of its common stock, which were exchanged pursuant to the terms of the Share Exchange.

Byrle Lerner, a 7.78% shareholder (post share exchange) loaned $300,000 to our wholly owned subsidiary Werke Pharmaceuticals, Inc. on September 12, 2002, to provide working capital for Werke's US administrative offices, including expenses for travel to China by Werke's US employees.


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

Pursuant to the Share Exchange Agreement, Charles Smith resigned as our director, President and CEO on March 14, 2003. There have been no disagreements between the registrant and Mr. Smith.

ITEM 7.  FINANCIAL STATEMENTS


  (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

Audited financial statements of Shenyang Tianwei Werke Pharmaceutical Co., Ltd., for the fiscal years ended December 31, 2002, and December 31, 2001, are contained in Exhibit 99.1 attached hereto.

  (b) PRO FORMA FINANCIAL INFORMATION.

Unaudited pro forma financial information of Shenyang Tianwei Werke Pharmaceutical Co., Ltd. as of and for the fiscal year ended December 31, 2002, relating to the acquisition of Axiom Pharmaceuticals, Inc. is contained in
Exhibit 99.2 attached hereto.

ITEM 8.  CHANGE IN FISCAL YEAR

Werke has a December 31 fiscal year end. In order to bring our fiscal year end into accord with Werke's fiscal year end, on March 18, 2003, our board of directors voted to change our fiscal year end from June 30 to December 31. We intend to file a Transitional Report on Form 10-KSB on or before 90 days following the date of our election to change our fiscal year from June 30 to December 31.

                                    EXHIBITS

     2.1 Share Exchange Agreement between Wickliffe International Corporation and the shareholders of Werke Pharmaceuticals, Inc., dated June 20, 2002.*
     2.2 Amended and Restated Share Exchange Agreement between Wickliffe International Corporation and the shareholders of Werke Pharmaceuticals, Inc., dated December 12, 2002.*
     3.1  Certificate of Amendment to Articles of Incorporation.*
    99.1 Audited financial statements of Shenyang Tianwei Werke Pharmaceutical Co., Ltd., for the fiscal years ended December 31, 2002, and December 31, 2001.
    99.2 Unaudited financial statements Shenyang Tianwei Werke Pharmaceutical Co., Ltd., for the fiscal quarter ended March 31, 2003.
    99.3 Unaudited proforma financial information of Shenyang Tianwei Werke Pharmaceutical Co., Ltd., as of and for the fiscal year ended December 31, 2002, relating to the acquisition of Axiom Pharmaceuticals, Inc.

* Previously filed.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


AXIOM PHARMACEUTICALS, INC.

By:    /s/ That Ngo
       ------------------
           That Ngo
           President, CEO